As filed with the Securities and Exchange Commission on June 14, 2000

                                                  Registration No. 333-_________


                       SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549

                                    FORM  S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    NATIONAL MANUFACTURING TECHNOLOGIES, INC.
                          (FORMERLY PHOTOMATRIX, INC.)
             (Exact name of registrant as specified in its charter)

     CALIFORNIA                                             95-3267788
     ----------                                             ----------
(State  or  other  jurisdiction                      (I.R.S.  Employer
of  incorporation  or  organization)                  Identification  No.)

                               1958 KELLOGG AVENUE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 431-4999
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                              1998  STOCK  OPTION  PLAN
                              (Full  Title  of  Plan)



     PATRICK  W.  MOORE,  CHAIRMAN,  CHIEF  EXECUTIVE  OFFICER  AND  PRESIDENT
                     NATIONAL  MANUFACTURING  TECHNOLOGIES,  INC.
                               1958  KELLOGG  AVENUE
                            CARLSBAD,  CALIFORNIA  92008
                                (760)  431-4999
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:
                             OTTO E. SORENSEN, ESQ.
                     LUCE, FORWARD, HAMILTON & SCRIPPS, LLP
                          600 WEST BROADWAY, SUITE 2600
                               SAN DIEGO, CA 92101
                                 (619) 699-2534


                        CALCULATION  OF  REGISTRATION  FEE

================================================================================
                                      Proposed     Proposed
Title of                              Maximum      Maximum
Securities          Amount            Offering     Aggregate       Amount of
to be               to be             Price        Offering        Registration
Registered          Registered*       Per Share    Price           Fee
- -----------------------------------------------------------------------------


Common Stock,      1,500,000 shares   $0.69 (2)    $1,035,000 (2)  $273.24
no par value (1)
===============================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1998 Stock Option Plan (the "1998 Plan") pursuant to Rules 416 and 457 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In accordance with Rule 457(h), the aggregate offering price of 1,500,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1998 Plan is estimated solely for purposes of calculating the registration fee, determined in accordance with Rule 457(c), using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on June 8, 2000, which was $0.69 per share.

                                    INTRODUCTION

This Registration Statement on Form S-8 is filed by National Manufacturing Technologies, Inc. (the "Company") relating to 1,500,000 shares of the Company's common stock, no par value (the "Common Stock"), issuable to employees of the Company under the 1998 Stock Option Plan (the "Plan").


                                        PART  I

             INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.          PLAN  INFORMATION.*


ITEM  2.          REGISTRANT  INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                      PART  II

                 INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The  following  documents  are  incorporated  herein  by  reference:

1.     The  Registrant's  Annual  Report  on Form 10-K for the fiscal year ended
March  31,  1999.

2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year referred to in "1" above.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions for the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in the Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

     The Registrant will provide without charge to any Plan participant, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to Jennifer D. Brown, Secretary, National Manufacturing Technologies, Inc., 1958 Kellogg Avenue, Carlsbad, California 92008.

ITEM  4.          DESCRIPTION  OF  SECURITIES.

     Not  Applicable.

ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  Applicable.

ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Articles of Incorporation of the Registrant eliminate the personal liability of directors of the Registrant for monetary damages in derivative actions for breach of a director's duty to the Registrant to the fullest extent allowed under California law. The Articles of Incorporation and Bylaws of the Registrant also provide for indemnification of directors, officers and other agents of the Registrant to the fullest extent allowed by law. The Registrant also has entered into indemnification agreements with directors, officers and certain key employees that provide for indemnification to the maximum extent permitted by law and provide for advances of defense costs and expenses, subject to an undertaking to repay the advanced amounts if the person ultimately is not entitled to indemnification.

     Directors, officers and other agents may be indemnified for judgments, fines, settlements or other amounts paid in the resolution of claims brought by a third party if the indemnified person acted in good faith and in a manner that the indemnified person reasonably believed to be in the best interest of a corporation and its shareholders, and in the case of a criminal proceeding, the indemnified person has no reasonable cause to believe the conduct was unlawful. In derivative actions and actions brought by the Registrant, directors, officers and other agents may be entitled to indemnification against expenses incurred for the defense or settlement of such action if the indemnified person acted in good faith in a manner that person believed to be in the best interest of the corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in like position would have used under similar circumstances.

     The Registrant currently maintains policies of directors' and officers' liability insurance. The Registrant has a separate executive risk policy that insures against fiduciary liability and commercial crime.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  Applicable.

ITEM  8.          EXHIBITS.

     The  following exhibits are filed as a part of this Registration Statement:

Exhibit  Nos.     Description  of  Exhibits
-------------     -------------------------

4.1 Amended and Restated Articles of Incorporation of the Company dated September 23, 1999 (filed with the Securities and Exchange Commission on November 15, 1999 as Exhibit 3.2 of the Company's Form 10-Q for the quarter ended June 30, 1999, and incorporated herein by reference) .

4.2 Bylaws of the Company dated May 5, 1998 (filed with the Securities and Exchange Commission on June 26, 1996 as Exhibit 3.3 of the Company's Form 10-K for the year ended March 31, 1996, and incorporated herein by reference).

4.3 Amendment to Bylaws dated June 5, 1998 (filed with the Securities and Exchange Commission on June 29, 1998 as Exhibit 3.3.1 of the Company's Form 10-KSB for the year ended March 31, 1998, and incorporated herein by reference).

4.4          1998  Stock  Option  Plan.

4.5 Company Name Change from Photomatrix, Inc to National Manufacturing Technologies, Inc

5            Opinion of Luce,  Forward, Hamilton & Scripps, LLP, counsel to the
Registrant.

23.1         Consent  of  BDO  Seidman,  LLP,  independent  auditors.

23.2         Consent  of  Luce,  Forward,  Hamilton & Scripps, LLP (included in
Exhibit  5).

ITEM  9.          UNDERTAKINGS.

1.     The  undersigned  Registrant  hereby  undertakes:

     (i) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (ii) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 12 day of June 2000.

                                    NATIONAL  MANUFACTURING  TECHNOLOGIES,  INC.

                                    By:  /s/  Patrick W. Moore
                                        -------------------------
                                        Patrick  W.  Moore
                                        Chairman,  Chief  Executive  Officer
                                        and  President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                      NAME  AND  TITLE                 DATE

                               Patrick  W.  Moore,  President,
                               Chief  Executive Officer,  and
 /s/ Patrick W. Moore          Chairman  of  the  Board
------------------------       of  Directors                    June 12, 2000


 /s/ Larry Naritelli           Larry  Naritelli,  Controller
------------------------       and Chief Accounting Officer     June 12, 2000


 /s/ James P. Hill             James  P.  Hill,  Director       June 12, 2000
------------------------


 /s/ Michael R. Moore          Michael  R. Moore, Director      June 12, 2000
------------------------


 /s/ Binh Q. Le                Binh  Q.  Le,  Director          June 12, 2000
------------------------


 /s/ Michael J. Genovese      Michael  J.  Genovese, Director   June 12, 2000
------------------------


 /s/ Brian L. Kissinger       Brian  L.  Kissinger,  Director   June 12, 2000
------------------------


 /s/ John G. Hamilton, Jr.    John  G. Hamilton, Jr., Director  June 12, 2000
------------------------

                              EXHIBIT  INDEX



Exhibit No.  Exhibit                                                                                  Page
-----------  ---------------------------------------------------------------------------------------  ----
        4.4    1998 Stock Option Plan.                                                                 A-1

        4.5    Company Name Change from Photomatrix, Inc to National Manufacturing Technologies, Inc   B-1

          5    Opinion of Luce, Forward, Hamilton & Scripps, LLP, counsel to the Registrant.           C-1

       23.1    Consent of BDO Seidman, LLP, independent auditors.                                      D-1

       23.2    Consent of Luce, Forward, Hamilton & Scripps, LLP (included in Exhibit 5).

                                  EXHIBIT  4.4
                                  ------------



                                PHOTOMATRIX, INC.
                             1998 STOCK OPTION PLAN


         1. PURPOSE. This Stock Option Plan (the "Plan") is intended to serve as an incentive to, and to encourage stock ownership by, certain eligible participants rendering services to PHOTOMATRIX, INC., a California corporation (the "Corporation"), and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Corporation.

         2. ADMINISTRATION.

             2.1 Committee. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors") or a compensation committee of two or more members appointed by the Board of Directors (the "Committee") who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and an outside director as defined in Treasury Regulation ss. 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

             2.2 Term. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

             2.3 Authority. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation ("Parent or Subsidiary"), as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

             2.4 Type of Option. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

             2.5 Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

         3.  ELIGIBILITY.

             3.1 General. All directors, officers and employees of the Corporation, or any Parent or Subsidiary, relative to the Corporation's, or any Parent's or Subsidiaries', management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation, or a Parent or Subsidiary, on the date of grant. No employee shall be granted more than 150,000 options in any one year period.

             3.2 Termination of Eligibility.

                  3.2.1 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, or is no longer an officer or member of the Board of Directors of the Corporation, or its Parent or Subsidiary for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the date the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations ss.1.421-7 (h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

                  3.2.2 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, or is no longer an officer or member of the Board of Directors of the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.

             3.3 Death of Optionee and Transfer of Option. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within six months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

             3.4 Limitation on Options. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

         4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed 1,500,000 shares of Stock (subject to adjustment as provided in Section 6). Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of ss.260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

         5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

             5.1 Number of Shares. Each option shall state the number of shares of Stock to which it pertains.

             5.2 Option Exercise Price. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any option granted to a person who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 120% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 100% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option.

             5.3 Term of Option. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

             5.4 Method of  Exercise.  An option  shall be  exercised by written notice to the Corporation by the optionee (or successor in the event of death). Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

             5.5 Medium and Time of Payment. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

                  5.5.1 Full payment in cash or certified bank or cashier's check;

                  5.5.2 Full payment in shares of Stock having a fair market value on the Exercise Date in the amount equal to the option exercise price;

                  5.5.3 A combination of the consideration set forth in Sections
5.5.1 and 5.5.2 equal to the option exercise price; or

                  5.5.4 Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, including, but not limited to, the delivery by optionee of an irrevocable direction to a securities broker approved by the Corporation to sell the Stock and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the exercise price and any withholding taxes, provided that the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

             5.6 Fair Market Value. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

                  5.6.1 If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

                  5.6.2 If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                  5.6.3 If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

             5.7 Right to Exercise. Except with respect to options granted to officers or directors of the Corporation, options granted pursuant to this Plan shall be exercisable or "vest" at the rate of at least 20% per year over the 5-year period beginning on the date the option is granted. Options granted to officers and directors shall become exercisable or "vest," subject to reasonable conditions, at any time during any period established by the Corporation.

             5.8 Rights as a Shareholder. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

             5.9 Modification, Extension and Renewal of Options. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

             5.10 Other Provisions. The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

         6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

             6.1 Subdivision or Consolidation. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

             6.2 Capital Transactions. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction as determined by the Committee ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate immediately prior to such Capital Transaction; provided, however, that subject to terms approved by the Committee, all optionees will have the right, during the 30 days prior to such Capital Transaction, to exercise all vested options. Notwithstanding the foregoing, in the event there is a Capital Transaction, all options granted under this Plan shall vest 30 days prior to such Capital Transaction. The Committee may, but shall not be obligated to, (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to, termination of this Plan and any options granted pursuant to the Plan, in the event there is a sale of 50% or more of the stock of the Corporation in any two
(2) year period or a transaction similar to a Capital Transaction.

             6.3 Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

             6.4 Ability to Adjust. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

             6.5 Notice of Adjustment. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

             6.6 Limitation on Adjustments. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

         7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer by the optionee of any option granted under this Plan in violation of this Section shall void such option and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

         8. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

         9. TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

         10. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever, including, but not limited to, any changes required pursuant to any state securities rules or regulations, with respect to any shares of Stock at that time not subject to options.

         11. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

         12. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

         13. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

         14. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

         15. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option (including any repurchase of an option or the Stock).

         16. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

         17. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Act and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or any applicable state securities law.

         18. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

         As adopted by the Board of Directors as of February , 1998.


                                    PHOTOMATRIX, INC., a California corporation



                                    By:   /s/  Roy L. Gayhart
                                        ---------------------
                                          Roy L. Gayhart

                                   EXHIBIT 4.5
                                   -----------


     On September 23, 1999, at the Photomatrix, Inc., Annual Shareholder's Meeting, the Shareholders approved a company name change from Photomatrix, Inc., to National Manufacturing Technologies, Inc.

                                  EXHIBIT  5
                                  ----------


                          OPINION  AND  CONSENT  OF  COUNSEL
     (Luce,  Forward,  Hamilton  &  Scripps  LLP  Letterhead)

June  12,  2000


National  Manufacturing  Technologies,  Inc.
1958  Kellogg  Avenue
Carlsbad,  CA  92008

Re:  Registration  Statement  on  Form  S-8 for 1,500,000 Shares of Common Stock

Ladies  and  Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 1,500,000 shares of common stock, no par value per share (the "Common Stock"), of National Manufacturing Technologies, Inc., a California corporation (the "Company"), to be issued pursuant to the Company's 1998 Stock Option Plan (the "Plan").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very  truly  yours,

/s/  Luce,  Forward,  Hamilton  &  Scripps  LLP

Luce,  Forward,  Hamilton  &  Scripps  LLP

                                EXHIBIT  23.1
                                -------------


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


National  Manufacturing  Technologies,  Inc.
Carlsbad,  California


We  hereby  consent  to  the  incorporation  by  reference  in  the Registration
Statement on Form S-8 of our report dated July 16, 1999, relating to the consolidated financial statements of National Manufacturing Technologies, Inc. (formerly Photomatrix, Inc.) appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1999. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


BDO  Seidman,  LLP
June  12,  2000



                                     D-1